Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 Nos. 333-258703 and 333-239607) of Morphic Holding, Inc.,

(2)    Registration Statements (Form S-8 Nos. 333-236727 and 333-253678) pertaining to the 2019 Equity Incentive Plan and the 2019 Employee Stock Purchase Plan of Morphic Holding, Inc., and

(3)    Registration Statement (Form S-8 No. 333-232372) pertaining to the 2019 Equity Incentive Plan, 2019 Employee Stock Purchase Plan and the 2018 Stock Incentive Plan of Morphic Holding, Inc.;

of our reports dated February 24, 2022, with respect to the consolidated financial statements of Morphic Holding, Inc. and the effectiveness of internal control over financial reporting of Morphic Holding, Inc. included in this Annual Report (Form 10-K) of Morphic Holding, Inc. for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Boston, Massachusetts
February 24, 2022